Exhibit 3.1
AMENDED AND RESTATED
BYLAWS
OF
PRIMO WATER CORPORATION
ARTICLE I
OFFICES
     SECTION 1.01. Principal Office. The principal office of Primo Water Corporation (the “Corporation”) shall be located in Winston-Salem, North Carolina or such other place as is designated by the Board of Directors of the Corporation (the “Board of Directors”).
     SECTION 1.02. Registered Office. The registered office of the Corporation required by law to be maintained in the State of Delaware shall be in the City of Wilmington, County of New Castle, and the resident agent in charge thereof shall be Corporation Service Company, or such other office or agent as the Board of Directors shall from time to time select.
     SECTION 1.03. Other Offices. The Corporation may also have an office or offices, and keep the books and records of the Corporation, except as may otherwise be required by law, at such other places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or as the affairs of the Corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
     SECTION 2.01. Time and Place of Meetings. The meetings of the stockholders shall be held at such time and place, either within or without the State of Delaware, as shall from time to time be fixed by the Board of Directors. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”) (or any successor provision thereto). Any previously scheduled meeting of the stockholders may be postponed by action of the Board of Directors taken prior to the time previously scheduled for such meeting of stockholders.
     SECTION 2.02. Annual Meeting. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date and at such hour as shall from time to time be fixed by the Board of Directors.
     SECTION 2.03. Notice of Meetings. Except as otherwise provided by law or by the Certificate of Incorporation of the Corporation (the “Certificate”), notice of each meeting of the stockholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to notice of the meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Each such notice shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy without protesting, prior to or at the commencement of the meeting, the lack of proper notice to such stockholder, or who shall waive notice thereof as provided in Article VIII of these Bylaws. When a meeting is adjourned for thirty (30) days or more, or when a new record date is fixed after the adjournment for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting. When a meeting is adjourned for less than thirty (30) days in any one adjournment and a new record date is not fixed, it is not necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which the adjournment is taken.
     SECTION 2.04. Voting Lists. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be produced and kept available at the times and places required by law.
     SECTION 2.05. Quorum.
          (a) Unless otherwise provided by law, the holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. When a quorum is present at the original meeting, any business which might have been transacted at the original meeting may be transacted at an adjourned meeting, even when a quorum is not present. In the absence of a quorum at the opening of any meeting of stockholders, such meeting may be adjourned from time to time by the Board of Directors or the vote of a majority of the shares voting on the motion to adjourn, but no other business may be transacted until and unless a quorum is present. If later a quorum is present at an adjourned meeting, then any business may be transacted which might have been transacted at the original meeting.
          (b) The stockholders at a meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of sufficient stockholders to leave less than a quorum.
     SECTION 2.06. Order of Business; Advance Notice of Stockholder Proposals. At any annual meeting of stockholders, only such business shall be conducted as shall have been brought before the annual meeting (a) by or at the direction of the chairman of the meeting, or (b) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) by any stockholder who is a holder of record at the time of the giving of the notice provided for in this Section 2.06, who is entitled to vote at the meeting and who complies with the procedures set forth in this Section 2.06.
     At each meeting of the stockholders, the Chairman of the Board of Directors or, in the absence of the Chairman of the Board of Directors, the President or, in the absence of the Chairman of the Board of Directors and the President, such person as shall be selected by the Board of Directors shall act as chairman of the meeting. The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting including the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls.
     For business properly to be brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form to the Secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the date of the immediately preceding annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the stockholder to be timely must be so delivered or received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Each such notice to the Secretary shall set forth in writing:
          (a) the name and address of the stockholder and any Stockholder Associated Person (hereinafter defined) of such stockholder;
          (b) a representation that the stockholder or Stockholder Associated Person intends to appear in person or by proxy at the meeting to make the nomination or bring up the matter specified in the notice;
          (c) as to each of the stockholder and all Stockholder Associated Persons, if any, of such stockholder (i) the class or series and number of shares of the Corporation which are directly or indirectly owned beneficially and of record by such stockholder or Stockholder Associated Person; (ii) any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder or Stockholder Associated Person, and any other direct or indirect opportunity of such stockholder or Stockholder Associated Person to profit or share in any profit derived from any increase or decrease in the value of the shares of the Corporation; (iii) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or Stockholder Associated Person has a right to vote any shares of any security of the Corporation; (iv) any short interest of such stockholder or Stockholder Associated Person in any security of the Corporation (for purposes of these Bylaws, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security); (v) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and (vi) any performance-related fees that such stockholder or Stockholder Associated Person is entitled to receive, either directly or indirectly, based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments; in each case, if any, such information shall be as of the date of such notice, (which information shall be supplemented by such stockholder as to itself and any Stockholder Associated Person not later than 10 days after the record date for the meeting to disclose such ownership as of the record date);
          (d) a brief description of each item of business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;
          (e) any interest of the stockholder or any Stockholder Associated Person, if any, in such business, including a description of all arrangements and understandings between or among any stockholder, any Stockholder Associated Person, if any, and any other person or persons (naming such person or persons) in connection with the proposal of such business; and

          (f) if the stockholder intends to solicit proxies in support of such stockholder’s proposal, a representation to that effect.
     If a stockholder who otherwise has given proper notice of a proposal does not appear or send a qualified representative to present such proposal at such annual meeting or is no longer a holder of record on the date of such meeting, the Corporation need not present such proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 2.06. The chairman of an annual meeting may refuse to permit any business to be brought before an annual meeting which fails to comply with the foregoing procedures or, in the case of a stockholder proposal, if the stockholder solicits proxies in support of such stockholder’s proposal without having made the representation required by clause (f) of the immediately preceding paragraph.
     For purposes of this Section 2.06 and Section 3.04 below:
          (1) The term “public announcement” shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Reuters Information Service or any similar or successor news wire service or (ii) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) or any successor provisions thereto; and
          (2) The term “Stockholder Associated Person” shall mean, with respect to a stockholder, (A) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (B) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder, including interests held by members of such stockholder’s immediate family sharing the same household, and (C) any person controlling, controlled by or under common control with such Stockholder Associated Person.
     Notwithstanding anything in this Section 2.06 to the contrary, a stockholder seeking to include a proposal in a proxy statement that has been prepared by the Corporation to solicit proxies also shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.06. Nothing in this Section 2.06 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act.
     SECTION 2.07. Voting of Shares. Except as otherwise provided by law or by the Certificate, each stockholder of record of any series of preferred stock shall be entitled at each meeting of stockholders to such number of votes, if any, for each share of such stock, as may be fixed in the Certificate or in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such stock, and each stockholder of record of common stock shall be entitled at each meeting of stockholders to one vote for each share of such stock, in each case, registered in such stockholder’s name on the books of the Corporation:
          (a) on the date fixed pursuant to Section 6.06 of these Bylaws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting; or
          (b) if no such record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice of such meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

     Each stockholder entitled to vote at any meeting of stockholders may authorize one or more persons to act for such stockholder by proxy. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated for holding such meeting, but in any event not later than the time designated in the order of business for so delivering such proxies. No such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.
     At each meeting of the stockholders, all corporate actions to be taken by vote of the stockholders (except as otherwise required by law and except as otherwise provided for or fixed by or pursuant to the Certificate or these Bylaws) shall be authorized by a majority of the votes cast by the stockholders entitled to vote thereon who are present in person or represented by proxy, and where a separate vote by class or series is required, a majority of the votes cast by the stockholders of such class or series who are present in person or represented by proxy shall be the act of such class or series.
     Unless required by law or determined by the chairman of the meeting to be advisable, the vote on any matter, including the election of directors, need not be by written ballot.
     SECTION 2.08. Inspectors of Election.
          (a) In advance of any meeting of stockholders, the Board of Directors may appoint any persons, other than nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election are not so appointed, the chairman of any such meeting may appoint inspectors of election at the meeting. The number of inspectors shall be either one or three. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors in advance of the meeting or at the meeting by the person acting as chairman.
          (b) The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all stockholders. The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical.
          (c) If there are three inspectors of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.
          (d) On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any fact found by them. Any report or certificate made by them shall be a prima facie evidence of the facts stated therein.
ARTICLE III
BOARD OF DIRECTORS
     SECTION 3.01. General Powers. In accordance with the Certificate, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors or by such committees as the Board of Directors may establish pursuant to these Bylaws, except as otherwise provided by law or by the Certificate. If any such provision is made in the Certificate, the powers and duties imposed upon the Board of Directors by law shall be exercised or performed to such extent and by such person or persons as shall be provided in the Certificate.

     SECTION 3.02. Number and Term. The number of directors of the Corporation shall be determined in accordance with the Certificate. Each director shall hold office until his death, resignation, retirement, removal, disqualification, or his successor is elected and qualifies. Directors need not be residents of the State of Delaware or stockholders of the Corporation.
     SECTION 3.03. Election of Directors. Except as provided in the Certificate, the directors shall be elected at the annual meeting of stockholders. Those persons who receive the highest number of votes shall be deemed to have been elected.
     SECTION 3.04. Notification of Nominations. Nominations for the election of directors may be made by or at the direction of the Board of Directors, or by any stockholder who is a stockholder of record at the time of the giving of notice of nomination provided for in this Section 3.04 and is entitled to vote for the election of directors, and who complies with the procedures set forth in this Section 3.04. Any stockholder of record entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if timely written notice of such stockholder’s intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to the Secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation with respect to an election to be held at an annual meeting of stockholders, not less than 90 days nor more than 120 days prior to the first anniversary of the date of the immediately preceding annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the stockholder to be timely must be so delivered or received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Each such notice shall set forth:
          (a) the name and address of the stockholder who intends to make the nomination and any Stockholder Associated Person of such stockholder, and of the person or persons to be nominated;
          (b) as to such stockholder and all Stockholder Associated Persons, if any, of such stockholder (i) the class or series and number of shares of the Corporation which are directly or indirectly owned beneficially and of record by such stockholder or Stockholder Associated Person; (ii) a Derivative Instrument directly or indirectly owned beneficially by such stockholder or Stockholder Associated Person, and any other direct or indirect opportunity of such stockholder or Stockholder Associated Person to profit or share in any profit derived from any increase or decrease in the value of the shares of the Corporation; (iii) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or Stockholder Associated Person has a right to vote any shares of any security of the Corporation; (iv) any short interest of such stockholder or Stockholder Associated Person in any security of the Corporation (for purposes of these Bylaws, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security); (v) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and (vi) any performance-related fees that such stockholder or Stockholder Associated Person is entitled to receive, either directly or indirectly, based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments; in each case, if any, such information shall be as of the date of such notice, (which information shall be supplemented by such stockholder as to itself and any Stockholder Associated Person not later than 10 days after the record date for the meeting to disclose such ownership as of the record date);

          (c) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;
          (d) a description of all arrangements or understandings between or among the stockholder, any Stockholder Associated Person, and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;
          (e) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, or to be obtained by the Corporation from such nominee in connection with such proxy statement, had each nominee been nominated, or intended to be nominated, by the Board of Directors, and an agreement by each nominee to furnish such information as may reasonably be required by the Corporation determine the eligibility of such nominee to serve as an independent director of the Corporation, or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, or such nominee;
          (f) the consent of each nominee to serve as a director if so elected; and
          (g) if the stockholder intends to solicit proxies in support of such stockholder’s nominee(s), a representation to that effect.
     The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure or if the stockholder solicits proxies in favor of such stockholder’s nominee(s) without having made the representation required by clause (g) of the immediately preceding paragraph. Only such persons who are nominated in accordance with the procedures set forth in this Section 3.04 shall be eligible to serve as directors of the Corporation.
     Notwithstanding anything in the immediately preceding paragraph of this Section 3.04 to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting of stockholders is increased and there is no public announcement naming all of the nominees for directors or specifying the size of the increased Board of Directors made by the Corporation at least 90 days prior to the first anniversary of the date of the immediately preceding annual meeting, a stockholder’s notice required by this Section 3.04 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to or mailed to and received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.
     SECTION 3.05. Chairman. There may be a Chairman of the Board of Directors elected by the directors from their number at any meeting of the Board of Directors. The Chairman shall preside at all meetings of the Board of Directors and of stockholders and perform such other duties as may be directed by the Board of Directors. Until a Chairman of the Board of Directors is elected, the President of the Corporation shall preside at the meetings of the Board of Directors and stockholders.
     SECTION 3.06. Compensation. The Board of Directors may provide for the compensation of directors for their services as such and may provide for the payment of any and all expenses incurred by the directors in connection with such services. Nothing in this Section 3.08 shall preclude any director from serving the Corporation or any of its subsidiaries in any other capacity and receiving proper compensation therefor.

     SECTION 3.07. Committees. The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, shall designate from among its members an Audit Committee and may designate from among its members a Nominating and Governance Committee, a Compensation Committee, and other committees, each consisting of one or more directors, with such functions, duties and powers as the Board of Directors shall by resolution prescribe. A majority of all the members of any such committee may determine its actions and rules or procedure, and fix the time, place and manner of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power to change the members of any such committee at any time, to fill vacancies, and to discharge any such committee, either with or without cause, at any time.
ARTICLE IV
MEETINGS OF DIRECTORS
     SECTION 4.01. Regular Meetings. The Board of Directors may provide, by resolution, the time and place for the holding of regular meetings.
     SECTION 4.02. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board of Directors (if one has been duly elected), the President or any two directors, and shall be held at such place, on such date and at such time as he or they, as applicable, shall fix.
     SECTION 4.03. Notice of Meetings. Regular meetings of the Board of Directors may be held without notice. Notice of an adjourned meeting need not be given if the time and place are fixed at the meeting adjourning and if the period of adjournment does not exceed ten (10) days in any one adjournment. The person or persons calling a special meeting of the Board of Directors shall, at least two (2) days before the meeting, give notice thereof by any usual means of communication. Such notice need not specify the purpose for which the meeting is called. A director may waive notice of any meeting. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.
     SECTION 4.04. Quorum. A majority of the directors in office immediately before the meeting shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.
     SECTION 4.05. Manner of Acting.
          (a) The act of a majority of the directors then in office shall be the act of the Board of Directors, unless a greater number is required by law, the Certificate, or these Bylaws.
          (b) A director, who is present at a meeting of the Board of Directors at which action on any corporate matter is taken, shall be presumed to have assented to the action taken unless such Director’s contrary vote is recorded or such director’s dissent is otherwise entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or promptly following approval of the minutes of such meeting. Such right of dissent shall not apply to a director who voted in favor of such action.
     SECTION 4.06. Action By Consent. Unless otherwise restricted by the Certificate or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may by taken without a meeting if all members of the Board of Directors or of any such committee, as the case may be, consent thereto in writing, by electronic transmission or transmissions, or as otherwise permitted by law, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee.
     SECTION 4.07. Participation in Meeting by Means of Communications Equipment. Any one or more directors or members of a committee may participate in a meeting of the Board of Directors or of any such committee by means of a conference telephone or similar communications device which allows all persons participating in the meeting to hear each other or as otherwise permitted by law, and such participation in the meeting shall constitute presence in person at such meeting.
ARTICLE V
OFFICERS
     SECTION 5.01. Number. The officers of the Corporation shall consist of a Chief Executive Officer (who may also be the President), a President, a Secretary, a Treasurer, a Controller, and such Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers as the Board of Directors may from time to time elect, each to have such authority, functions or duties as provided in these Bylaws or as the Board of Directors may from time to time determine. The compensation of all officers of the Corporation shall be fixed in the manner prescribed by the Board of Directors. Any two or more offices, other than that of President and Secretary, may be held by the same person. In no event, however, may an officer act in more than one capacity where action of two or more officers is required.
     SECTION 5.02. Election and Term. The officers of the Corporation shall be elected by the Board of Directors, either at a meeting of the Board of Directors or without a meeting by consent as provided in Section 4.06. Each officer shall hold office until such officer’s death, resignation, retirement, removal, disqualification, or such officer’s successor is elected and qualifies.
     SECTION 5.03. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed with or without cause by the Board of Directors or by the Chief Executive Officer, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.
     SECTION 5.04. Resignation. Any officer may resign at any time by giving notice to the Board of Directors, the Chief Executive Officer, the President or the Secretary. Any such resignation shall take effect at the date of receipt of such notice or at any later date specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
     SECTION 5.05. Chairman of the Board. The Board of Directors may, but need not, appoint from among its members an officer designated as the Chairman of the Board. If there is appointed a Chairman of the Board and such Chairman of the Board is also designated by the Board of Directors to be the Chief Executive Officer, then the Chairman of the Board shall have all of the duties and authority of the Chief Executive Officer and shall also, when present, preside over meetings of the stockholders and the Board of Directors. If there is a Chairman of the Board but such Chairman of the Board is not also designated as the Chief Executive Officer, then the Chairman of the Board shall, when present, preside over meetings of the Board of Directors and shall have such other duties and authority as may be prescribed from time to time by the Board of Directors or as are provided for elsewhere in these Bylaws. The designation of and any reference to the Chairman of the Board may be shortened to “the Chairman,” and all references to either “the Chairman of the Board” or “the Chairman” of the Corporation shall mean the Chairman of the Board described in this Section 5.05.
     SECTION 5.06. Chief Executive Officer. If there is a Chairman of the Board and the Board of Directors designates the Chairman of the Board as the Chief Executive Officer, then the Chairman of the Board shall be the Chief Executive Officer of the Corporation. Otherwise, the President shall be the Chief

Executive Officer of the Corporation. Subject to the control of the Board of Directors, the Chief Executive Officer shall supervise and control the management of the Corporation and shall have such duties and authority as are normally incident to the position of chief executive officer of a corporation and such other duties and authority as may be prescribed from time to time by the Board of Directors or as are provided for elsewhere in these Bylaws. The title of the Chairman of the Board or President, as the case may be, serving as the Chief Executive Officer may, but need not, also refer to his or her position as Chief Executive Officer.
     SECTION 5.07. Chief Operating Officer. If there is appointed a Chairman of the Board who is also the Chief Executive Officer but who is not the President, then the President shall be the Chief Operating Officer. If the President is the Chief Executive Officer, then the President shall also have the duties and authority of the Chief Operating Officer unless the Board of Directors shall designate some other officer of the Corporation as the Chief Operating Officer. Subject to the direction and control of the Chief Executive Officer and the Board of Directors, the Chief Operating Officer shall supervise and control the operations of the Corporation, shall have such duties and authority as are normally incident to the position of chief operating officer of a corporation and such other duties as may be prescribed from time to time by the Chief Executive Officer or the Board of Directors, and, in the absence or disability of the Chief Executive Officer, shall have the authority and perform the duties of the Chief Executive Officer. The title of the President or other officer serving as the Chief Operating Officer may, but need not, also refer to his or her position as Chief Operating Officer.
     SECTION 5.08. President. Unless the Chairman of the Board is also designated the Chief Executive Officer, the President shall be the Chief Executive Officer of the Corporation and shall have all of the duties and authority of that office. If the President is not the Chief Executive Officer, then the President shall be the Chief Operating Officer and shall have all of the duties and authority of that office. If the President shall be the Chief Executive Officer and no other officer shall have been designated by the Board of Directors as the Chief Operating Officer, then the President shall also have all of the duties and authority of the Chief Operating Officer. The President shall also have such other duties and authority as may be prescribed from time to time by the Board of Directors. He or she shall sign, with any other proper officer, certificates for shares of the Corporation and any deeds, mortgages, bonds, contracts, or other instruments which may be lawfully executed on behalf of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be delegated by the Board of Directors to some other officer or agent; and, in general, he or she shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.
     SECTION 5.09. Vice Presidents. Each Vice President shall perform such duties and have such powers as are normally incident to the office of Vice President or as shall be prescribed by the Chief Executive Officer, the Chief Operating Officer or the Board of Directors. In addition, each Vice President shall have the authority, on behalf of the Corporation, to execute documents and take other actions (a) that have been approved by the Board of Directors, by either specific or general authorization, or (b) that otherwise are executed or taken in the ordinary course of the Corporation’s business and are within the general powers normally incident to such Vice President’s office or prescribed for such Vice President by the Chief Executive Officer, the Chief Operating Officer or the Board of Directors. The Board of Directors may designate a particular Vice President or particular Vice Presidents to have the authority and perform the duties of the President in the absence or disability of the President (including the duties and authority of the President as either Chief Executive Officer or Chief Operating Officer or both, if the President serves as such).
     SECTION 5.10. Secretary. The Secretary shall have the responsibility and authority to maintain and authenticate the records of the Corporation; shall keep, or cause to be kept, accurate records of the acts and proceedings of all meetings of stockholders, directors and committees of the Board of Directors; shall give, or cause to be given, all notices required by law and by these Bylaws; shall have general charge of the corporate books and records and of the corporate seal, and shall affix the corporate seal to any lawfully executed instrument requiring it; shall have general charge of the stock transfer books of the Corporation and shall keep, or cause to be kept, all records of stockholders as are required by applicable law or these Bylaws; shall sign such instruments as may require the signature of the Secretary; and, in general, shall perform all duties incident to the office of Secretary and such other duties as may be assigned to him or her from time to time by the Chief Executive Officer, the Chief Operating Officer, or the Board of Directors.
     SECTION 5.11. Treasurer. The Treasurer shall have custody of all funds and securities belonging to the Corporation and shall receive, deposit or disburse the same under the direction of the Board of Directors; shall keep, or cause to be kept, full and accurate accounts of the finances of the Corporation in books especially provided for that purpose, and shall generally have charge over the Corporation’s accounting and financial records; shall cause a true statement of its assets and liabilities as of the close of each fiscal year, and of the results of its operations and of cash flows for such fiscal year, all in reasonable detail, including particulars as to convertible securities then outstanding, to be made as soon as practicable after the end of such fiscal year. The Treasurer shall also prepare and file, or cause to be prepared and filed, all reports and returns required by Federal, State or local law and shall generally perform all other duties incident to the office of Treasurer and such other duties as may be assigned to him or her from time to time by the Chief Executive Officer, the Chief Operating Officer or the Board of Directors.
     SECTION 5.12. Assistant Secretaries and Treasurers. The Assistant Secretaries and Assistant Treasurers shall, in the absence or disability of the Secretary or the Treasurer, perform the respective duties and exercise the respective powers of those offices, and they shall, in general, perform such other duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or by the Board of Directors.
     SECTION 5.13. Controller and Assistant Controllers. The Controller shall be the chief accounting officer of the Corporation. The Controller shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as may be assigned to him or her from time to time by the Chief Executive Officer, the Chief Operating Officer, or the Board of Directors. Each Assistant Controller shall have such powers and perform such duties as may be assigned by the Board of Directors, and the Assistant Controllers shall exercise the powers of the Controller during that officer’s absence or inability to act.
ARTICLE VI
CERTIFICATES FOR SHARES AND OTHER TRANSFERS
     SECTION 6.01. Certificates for Shares. The shares of stock of the Corporation shall be represented by certificates, or shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock, or a combination of both. To the extent that shares are represented by certificates, such certificates shall be in such form as shall be approved by the Board of Directors. The certificates representing shares of stock of each class shall be signed by or in the name of the Corporation by the Chairman of the Board or the President or a Vice President, and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary. Any or all such signatures may be facsimiles if countersigned by a transfer agent or registrar. Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar held such position at the date of its issue. The stock ledger and blank share certificates shall be kept by the Secretary or by a transfer agent or by a registrar or by any other officer or agent designated by the Board of Directors.
     SECTION 6.02. Transfer of Shares. Transfer of shares shall be made on the stock transfer books of the Corporation only upon surrender of the certificates for the shares sought to be transferred by the record holder thereof or by such holder’s duly authorized agent, transferee or legal representative. All certificates surrendered for transfer shall be canceled before new certificates for the transferred shares shall be issued.
     SECTION 6.03. Transfer Agent and Registrar. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars of transfer.
     SECTION 6.04. Registered Stockholders and Addresses of Stockholders. The Corporation may treat as absolute owner of the shares the person in whose name the shares stand of record on its books just as if that person had full competency, capacity, and authority to exercise all rights of ownership irrespective of any knowledge or notice to the contrary or any description indicating a representative, pledge or other fiduciary relation or any reference to any other instrument or to the rights of any other person appearing upon its record or upon the share certificate; except (i) any person furnishing to the Corporation proof of his/her appointment as a fiduciary shall be treated as if he or she were a holder of record of the Corporation’s shares and (ii) as otherwise provided by the laws of Delaware.
     Each stockholder shall designate to the Secretary or transfer agent of the Corporation an address at which notices of meetings and all other corporate notices may be given to such person, and, if any stockholder shall fail to designate such address, corporate notices may be given to such person by mail directed to such person at such person’s post office address, if any, as the same appears on the stock record books of the Corporation or at such person’s last known post office address.
     SECTION 6.05. Lost, Destroyed and Mutilated Certificates. The holder of any certificate representing any shares of stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of such certificate; the Corporation may issue to such holder a new certificate or certificates for shares, upon the surrender of the mutilated certificate or, in the case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction; the Board of Directors, or a committee designated thereby, or the transfer agents and registrars for the stock, may, in their discretion, require the owner of the lost, stolen or destroyed certificate, or such person’s legal representative, to give the Corporation a bond in such sum and with such surety or sureties as they may direct to indemnify the Corporation and said transfer agents and registrars against any claim that may be made on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.
     SECTION 6.06. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment or any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     SECTION 6.07. Regulations. The Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificated or uncertificated shares of stock of each class of the Corporation and may make such rules and take such action as it may deem expedient concerning the issue of certificates in lieu of certificates claimed to have been lost, destroyed, stolen or mutilated.
ARTICLE VII
INDEMNIFICATION AND REIMBURSEMENT
OF DIRECTORS AND OFFICERS
     SECTION 7.01. Indemnification of Directors and Officers in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation. Subject to Sections 7.03 and 7.11, the Corporation shall indemnify any person who serves or has served as a director or officer of the Corporation and who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was such a director or officer, or is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea or nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.
     SECTION 7.02. Indemnification of Directors and Officers in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Sections 7.03 and 7.11, the Corporation shall indemnify any person who serves or has served as a director or officer of the Corporation and who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was such a director or officer, or is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper.
     SECTION 7.03. Authorization of Indemnification. Any indemnification under this Article VII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 7.01 or

Section 7.02, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (d) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding set forth in Section 7.01 or Section 7.02 or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.
     SECTION 7.04. Good Faith Defined. For purposes of any determination under Section 7.03, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on good faith reliance on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 7.04 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 7.04 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 7.01 or Section 7.02, as the case may be.
     SECTION 7.05. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 7.03, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery in the State of Delaware for indemnification to the extent otherwise permissible under Section 7.01 or Section 7.02. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standards of conduct set forth in Section 7.01 or Section 7.02. Neither a contrary determination in the specific case under Section 7.03 nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 7.05 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.
     SECTION 7.06. Expenses Payable in Advance. Subject to Section 7.11, expenses (including attorneys’ fees) actually and reasonably incurred by a current or former director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding with respect to which indemnification may be provided under Section 7.01 or Section 7.02 above shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VII. Such expenses (including attorneys’ fees) incurred by former directors or officers may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate, consistent with its obligation to promptly pay all such expenses actually and reasonably incurred.
     SECTION 7.07. Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses are or at any time may be entitled under the DGCL, the Certificate, any agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 7.01 and Section 7.02 shall be made to the fullest extent permitted by law. The provisions of this Article VII shall not be deemed to preclude the indemnification of any person who is not specified in Section 7.01 or Section 7.02 but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise.
     SECTION 7.08. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VII.
     SECTION 7.09. Certain Definitions. For purposes of this Article VII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger with the Corporation which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agent so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VII, references to “fines” shall include any excise taxes assessed on a person with respect of any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VII.
     SECTION 7.10. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. Accordingly, unless the context otherwise requires, all references in this Article VII to a director or officer shall also include a former director or officer.
     SECTION 7.11. Limitation on Indemnification and Advancement of Expenses. Notwithstanding anything contained in this Article VII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 7.05), the Corporation shall not be obligated under this Article VII to indemnify, or advance expenses to, any person in connection with (a) a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized by the Board of Directors, or (b) proceedings or claims involving the enforcement of any employment, severance, lock-up, non-competition, compensation, or other plan or agreement with or of the Corporation or any of its affiliates to which such person may be a party, or of which such person may be a beneficiary, or (c) any proceeding with respect to which final judgment is rendered against such person for payment or an accounting of profits arising from the purchase or sale by such person of securities in violation of Section 16(b) of the Exchange Act, any similar successor statute, or similar provisions of state statutory law or common law.
     SECTION 7.12. No Retroactive Repeal or Modification. The right of any director or officer to indemnification and advancement of expenses under this Article is provided as a contract right in consideration of and as an inducement for such director’s or officer’s service as such, and shall fully vest at the time such officer or director first assumes his or her position with the Corporation. Any repeal or modification of the foregoing provisions granting indemnification or advancement rights shall be prospective only and shall not adversely affect any right or protection of a director or officer of the Corporation with respect to any acts or omissions of such director or officer occurring prior to such repeal or modification.
ARTICLE VIII
GENERAL PROVISIONS
     SECTION 8.01. Dividends. Subject to the requirements of the DGCL and the Certificate, the Board of Directors may from time to time declare at any regular or special meeting of the Board of Directors (or any action by consent in lieu thereof in accordance with Section 4.06), and the Corporation may pay, dividends on its outstanding shares.
     SECTION 8.02. Seal. The corporate seal shall have the name of the corporation inscribed thereon and shall be in such form of as may be approved from time to time by the Board of Directors. Such seal may be an impression or stamp and may be used by the officers of the Corporation by causing it, or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.
     SECTION 8.03. Waiver of Notice. Whenever any notice is required to be given under the provisions of the DGCL, the Certificate or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.
     SECTION 8.04. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.
     SECTION 8.05. Execution of Documents. The Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any document or instrument on behalf of the Corporation, and such authority may be general or confined to specific instances. Any resolution of the Board of Directors authorizing the execution of documents on behalf of the Corporation and not specifying particular officers to do so shall be deemed to authorize such execution by the Chief Executive Officer, the Chief Operating Officer, the Chairman of the Board, the President, or any Vice President, or by any other officer if such execution is within the scope of the duties and authority of such other office. The Board of Directors may by resolution authorize such execution by means of one or more facsimile signatures.
     SECTION 8.06. Checks. All checks, drafts and other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed on behalf of the Corporation in such manner as shall from time to time be determined (a) by resolution of the Board of Directors or of any committee thereof or (b) by any officer of the Corporation to whom power in respect of financial operations shall have been delegated by the Board of Directors or by any such committee thereof, or by these Bylaws.
     SECTION 8.07. Proxies in Respect of Stock or Other Securities of Other Corporations. The Board of Directors or any committee thereof shall designate the officers of the Corporation who shall have authority from time to time to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation or other entity, and to vote or consent in respect of such stock or securities; such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and such designated officers may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Corporation may exercise its said powers and rights. In the absence of a contrary delegation under this Section 7.07, the Chairman, the President or any Vice President designated by the Chairman or the President shall have such authority.
     SECTION 8.08. Amendments. Except as otherwise provided herein, these Bylaws may be altered, amended or repealed and new Bylaws may be adopted (a) by the affirmative vote or consent of stockholders of record of outstanding shares representing at least a majority of the voting power of all the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class, provided that notice of the proposed alteration, amendment or repeal or of the proposed new Bylaw or Bylaws be included in the notice of any such meeting or waiver thereof, or (b) by the affirmative vote of not less than a majority of the directors then holding office at any meeting of the Board of Directors or by unanimous written consent of the Board of Directors, provided that notice of the proposed alteration, amendment or repeal or of the proposed new Bylaw or Bylaws be included in the notice of such meeting or waiver thereof. This Section 8.08 is subject to any contrary provisions and any provisions requiring a greater vote set forth in either the Certificate or these Bylaws.
     SECTION 8.09. Subject to Law and Certificate of Incorporation. All powers, duties and responsibilities provided for in these Bylaws, whether or not explicitly so qualified, are qualified by the provisions of the Certificate and applicable laws.
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